UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
_________________________

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Nevada	87-057730
State or other jurisdiction of incorporation or	I.R.S. Employer I.D. No.
organization

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago, Chile None
(Address of Principal Executive Offices) (Zip Code)
_________________________

White Mountain Titanium Corporation 2010 Stock Option/Stock Issuance Plan
(Full titles of the plan)
_________________________

Lan Shangguan, CFO
2001-1177 West Hastings Street
Vancouver, BC V6E 2K3
British Columbia
Canada
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (604) 408-2333
_________________________

Copies to:
Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Telephone (801) 446-8802
FAX (801) 446-8803
_________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class		Proposed	Maximum
of Securities to be	Amount to be	Maximum Offering	Aggregate	Amount of
Registered	Registered (1)	Price Per Share (2)	Offering Price	Registration Fee
Common Stock, Par Value $.001	1,001,870	$0.42	$420,785.40	$54.20

     (1) Represents additional shares issuable under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”) by reason of the automatic share increase provisions of the Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock which may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

     (2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers an additional 1,001,870 shares of common stock of White Mountain Titanium Corporation (the “Registrant”) to be issued under the Registrant’s 2010 Stock Option/Stock Issuance Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Plan over and above the number of shares previously registered. This Registration Statement on Form S-8 shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock. 6,383,669 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 16, 2010 (File No. 333-168162), January 27, 2012 (File No. 333-179210), and April 10, 2013 (File No. 333-187839), respectively.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

In accordance with General Instruction E to Form S-8, the entire contents of the prior Registration Statement on Form S-8 relating to shares of the Registrant’s common stock reserved for issuance under the Plan (File No. 333-197210) are hereby incorporated herein by reference and made part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Articles of Incorporation	8-K	333-129347	3.1	9/9/13
4.2	Current Bylaws	8-K	333-129347	3.1	7/8/13
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10

THIS SPACE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santiago, Chile on February 13, 2014.

White Mountain Titanium Corporation

By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, President and Chief
Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	February 13, 2014	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Director, President, and Chief
Executive Officer (Principal Executive Officer)

Date:	February 13, 2014	/s/ Lan Shangguan
Lan Shangguan, CFO (Principal Financial Officer
and Principal Accounting Officer)

Date:	February 13, 2014	/s/ Howard M. Crosby
Howard M. Crosby, Director

Date:	February 12, 2014	/s/ John J. May
John J. May, Director

Date:	February 13, 2014	/s/ Wei Lu
Wei Lu, Director

Date:	February 12, 2014	/s/ Kin Wong
Kin Wong, Director

Date:	February 14, 2014	/s/ Yee Y (Sue) Pei
Yee Y (Sue) Pei, Director

Date:	February 13, 2014	/s/ Weigang Greg Ye
Weigang Greg Ye, Director

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Articles of Incorporation	8-K	333-129347	3.1	9/9/13
4.2	Current Bylaws	8-K	333-129347	3.1	7/8/13
5.1	Opinion and Consent of Counsel					X
23.1	Consent of Smythe Ratcliffe LLP, independent registered public accounting firm					X
23.2	Consent of Counsel (included in Exhibit No. 5.1)					--
99.1	2010 Stock Option/Stock Issuance Plan	8-K	333-129347	99.1	7/13/10